UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VOLITIONRX LIMITED
(Exact name of registrant as specified in its charter)

Delaware	91-1949078
(State of incorporation)	(I.R.S. Employer Identification No.)

1 Scotts Road
#24-05 Shaw Centre
Singapore 228208
(Address of principal executive offices)

Telephone: (212) 618-1750
Facsimile: +65 6333 7235
(Registrant’s Telephone and Facsimile Number)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  X .

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.      .

Securities Act registration statement file number to which this form relates: 333-200628

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.001 per share, of VolitionRx Limited, a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Securities” in the prospectus included in the Registration Statement on Form S-1 (File No. 333-200628), initially filed with the Securities and Exchange Commission (the “Commission”) on November 28, 2014 (as such may be amended or supplemented from time to time, the “Registration Statement”), and is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed with this registration statement because no other securities of the Registrant are listed on NYSE MKT LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VolitionRx Limited

Dated: February 3, 2015

By:

/s/ Cameron Reynolds

Cameron Reynolds

President, Principal Executive Officer and Director

S-1